UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 Mamaroneck Avenue, White Plains, New York		10601

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(914) 428-9098

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Drew Industries Incorporated was held on May 24, 2012.  The total shares outstanding on the record date, March 28, 2012, were 22,272,081.  The total shares voted at the meeting in person or by proxy were 21,157,448.  The following matters were voted upon:

(1)	To elect a Board of nine Directors;

	For	Withheld	Broker Non-Votes
Leigh J. Abrams	19,909,341	586,421	661,686
Edward W. Rose, III	20,191,339	304,423	661,686
Fredric M. Zinn	20,329,947	165,815	661,686
Jason D. Lippert	19,919,762	576,000	661,686
James F. Gero	20,315,045	180,717	661,686
Frederick B. Hegi, Jr.	20,402,494	93,268	661,686
David A. Reed	20,404,034	91,728	661,686
John B. Lowe, Jr.	20,402,454	93,308	661,686
Brendan J. Deely	20,404,035	91,727	661,686

(2)	To approve, in advisory and non-binding vote, the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
20,263,404	210,158	22,200	661,686

(3)	To ratify the selection of KPMG LLP as independent auditors for the year ending December 31, 2012:

For	Against	Abstain
21,001,363	153,735	2,350

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED

(Registrant)

By:	/s/ Joseph S. Giordano III
Joseph S. Giordano III
Chief Financial Officer and Treasurer

Dated: May 29, 2012

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